Exhibit 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended March 31, 2017

NEW YORK, May 09, 2017 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ:PFLT) announced today financial results for the second fiscal quarter ended March 31, 2017.

HIGHLIGHTS
Quarter ended March 31, 2017
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$731.5
Net assets	$456.2
Net asset value per share	$14.05
Credit Facility	$300.4

Yield on debt investments at quarter-end	7.9%

Operating Results:
Net investment income	$8.0
Net investment income per share	$0.27
Distributions declared per share	$0.285

Portfolio Activity:
Purchases of investments	$146.3
Sales and repayments of investments	$71.5

Number of new portfolio companies invested	9
Number of existing portfolio companies invested	10
Number of portfolio companies at quarter-end	96

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 10, 2017

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, May 10, 2017 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 857-6163 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4934. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through May 24, 2017 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #3258333.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2017, our portfolio totaled $731.5 million and consisted of $682.3 million of senior secured debt, $33.2 million of second lien secured debt and $16.0 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 98% variable-rate investments (including 98% with a floor) and 2% fixed-rate investments. As of March 31, 2017, we had one company on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $0.8 million. Our overall portfolio consisted of 96 companies with an average investment size of $7.6 million, had a weighted average yield on debt investments of 7.9%, and was invested 93% in senior secured debt, 5% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

As of September 30, 2016, our portfolio totaled $598.9 million and consisted of $548.4 million of senior secured debt, $36.6 million of second lien secured debt and $13.9 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 99% variable-rate investments (including 94% with a floor) and 1% fixed-rate investments. As of September 30, 2016, we had one company on non-accrual, representing 0.2% and 0.1% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $1.0 million. Our overall portfolio consisted of 98 companies with an average investment size of $6.1 million, had a weighted average yield on debt investments of 7.8%, and was invested 92% in senior secured debt, 6% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

For the three months ended March 31, 2017, we invested $146.3 million in nine new and 10 existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the three months ended March 31, 2017 totaled $71.5 million. For the six months ended March 31, 2017, we invested $271.1 million in 21 new and 23 existing portfolio companies with a weighted average yield on debt investments of 7.7%. Sales and repayments of investments for the six months ended March 31, 2017 totaled $141.9 million.

For the three months ended March 31, 2016, we invested $57.3 million in five new and five existing portfolio companies with a weighted average yield on debt investments of 8.7%. Sales and repayments of investments for the three months ended March 31, 2016 totaled $29.9 million. For the six months ended March 31, 2016, we invested $156.5 million in 15 new and 10 existing portfolio companies with a weighted average yield on debt investments of 8.6%. Sales and repayments of investments for the six months ended March 31, 2016 totaled $56.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2017 and 2016.

Investment Income

Investment income for the three and six months ended March 31, 2017 was $13.2 million and $25.9 million, respectively, and was attributable to $12.0 million and $23.3 million from senior secured loans and $1.2 million and $2.6 million from second lien secured debt and subordinated debt. This compares to investment income for the three and six months ended March 31, 2016, which was $11.3 million and $20.1 million, respectively, and was attributable to $9.7 million and $17.0 million from senior secured loans and $1.6 million and $3.1 million from second lien secured debt and subordinated debt. The increase in investment income compared to the same periods in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and six months ended March 31, 2017 totaled $5.2 million and $11.0 million, respectively. Base management fee for the same periods totaled $1.7 million and $3.3 million, incentive fee totaled $0.5 million (including $(0.1) million on unrealized gains accrued but not payable) and $1.9 million (including $0.5 million on unrealized gains accrued but not payable), our multi-currency, senior secured revolving credit facility, or the Credit Facility, expenses totaled $2.0 million and $3.8 million, general and administrative expenses totaled $0.9 million and $1.9 million and provision for taxes totaled $0.1 million and $0.1 million, respectively. This compares to expenses for the three and six months ended March 31, 2016, which totaled $4.1 million and $7.8 million, respectively. Base management fee for the same periods totaled $1.2 million and $2.3 million, incentive fee totaled $0.8 million and $0.8 million, Credit Facility expenses totaled $1.1 million and $3.0 million (including $0.9 million of amendment expenses) and general and administrative expenses totaled $1.0 million and $1.7 million, respectively. The increase in expenses compared with the same periods in the prior year was primarily due to increases in base management and incentive fees as a result from the growth of our portfolio.

Net Investment Income

Net investment income totaled $8.0 million and $14.9 million, or $0.27 and $0.53 per share, for the three and six months ended March 31, 2017, respectively. Net investment income totaled $7.3 million and $12.4 million, or $0.27 and $0.46 per share, for the three and six months ended March 31, 2016, respectively. The increase in net investment income compared to the same period in the prior year was primarily due to the growth of our portfolio.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2017 totaled $71.5 million and $141.9 million and net realized gains totaled $2.0 million and $2.5 million, respectively. Sales and repayments of investments totaled $29.9 million and $56.8 million and realized gains (losses) totaled $1.1 million and $(2.2) million for the three and six months ended March 31, 2016, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three and six months ended March 31, 2017, we reported a net change in unrealized depreciation on investments of $2.7 million and $0.2 million, respectively. For the three and six months ended March 31, 2016, we reported a net change in unrealized depreciation on investments of $5.5 million and $6.2 million, respectively. As of March 31, 2017 and September 30, 2016, our net unrealized appreciation on investments totaled $0.8 million and $1.0 million, respectively. The net change in unrealized appreciation on our investments was driven primarily by changes in capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized depreciation (appreciation) on investments that were sold.

For the three and six months ended March 31, 2017, our Credit Facility had a net change in unrealized depreciation (appreciation) of less than $0.1 million and $(1.0) million, respectively. For the three and six months ended March 31, 2016, our Credit Facility had a net change in unrealized (appreciation) depreciation of $(0.4) million and $0.2 million, respectively. As of March 31, 2017 and September 30, 2016, net unrealized (appreciation) depreciation on our Credit Facility totaled $(0.5) million and $0.5 million, respectively. The change in net unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $7.3 million and $16.1 million, or $0.25 and $0.57 per share, respectively, for the three and six months ended March 31, 2017. This compares to a net change in net assets resulting from operations which totaled $2.4 million and $4.2 million, or $0.09 and $0.16 per share, respectively, for the three and six months ended March 31, 2016. The increase in the net change in net assets from operations compared to the same periods in the prior year was primarily due to changes in portfolio investment values during the reporting periods.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

In February 2017, we completed a follow-on public offering of 5,750,000 shares of common stock, which resulted in proceeds to us of $14.08 per share, including the exercise of the underwriters’ option to purchase additional shares, for gross proceeds of $81.0 million and net proceeds of $80.5 million after offering expenses. Our Investment Adviser paid $5.0 million in connection with this offering, which included the sales load and an additional supplemental payment.

As of March 31, 2017 and September 30, 2016, we had $299.9 million and $232.9 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had an interest rate of 2.93% and 2.57%, as of March 31, 2017 and September 30, 2016, respectively, excluding the undrawn commitment fees of 0.375%. The annualized weighted average cost of debt for the six months ended March 31, 2017 and 2016, inclusive of the fee on the undrawn commitment and amendment costs on the Credit Facility, was 2.91% and 5.73%, respectively.

As of March 31, 2017 and September 30, 2016, we had $50.1 million and $117.1 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

At March 31, 2017 and September 30, 2016, we had cash equivalents of $44.0 million and $28.9 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $116.7 million for the six months ended March 31, 2017, and our financing activities provided cash of $131.7 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from our recent equity offering and net borrowings under the Credit Facility.

Our operating activities used cash of $91.5 million for the six months ended March 31, 2016, and our financing activities provided cash of $83.4 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facility.

RECENT DEVELOPMENTS

On May 9, 2017, we and Trinity Universal Insurance Company ("Trinity"), a subsidiary of Kemper Corporation (NYSE: KMPR) formed a joint venture: PennantPark Senior Secured Loan Fund I, LLC (“SSLF”). We and Trinity have committed to provide $100 million of subordinated notes and equity to the joint venture, with us providing $87.5 million and Trinity providing $12.5 million. In addition, SSLF intends to seek up to $200 million in third party financing. SSLF is expected to invest primarily in middle market and other corporate debt securities consistent with our strategy.

DISTRIBUTIONS

During the three and six months ended March 31, 2017, we declared distributions of $0.285 and $0.570 per share, respectively, for total distributions of $8.7 million and $16.3 million, respectively. For the same periods in the prior year, we declared distributions of $0.285 and $0.570 per share, respectively, for total distributions of $7.6 million and $15.2 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2017	September 30, 2016
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$730,704,555 and $597,910,267, respectively)	$731,482,714	$598,887,525
Cash and cash equivalents (cost—$43,966,306 and $28,903,359, respectively)	43,974,053	28,910,973
Interest receivable	3,216,920	2,480,406
Receivable for investments sold	1,421,888	—
Prepaid expenses and other assets	1,006,615	1,141,191
Total assets	781,102,190	631,420,095
Liabilities
Distributions payable	3,085,607	2,539,357
Payable for investments purchased	16,745,000	14,935,970
Credit Facility payable (cost—$299,909,500 and $232,907,500, respectively)	300,420,904	232,389,498
Interest payable on Credit Facility	689,983	531,926
Base management fee payable	1,731,418	1,458,625
Performance-based incentive fee payable	2,202,588	3,454,914
Accrued other expenses	—	202,977
Total liabilities	324,875,500	255,513,267
Commitments and contingencies	—	—
Net assets
Common stock, 32,480,074 and 26,730,074 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	32,480	26,730
Paid-in capital in excess of par value	451,705,066	371,194,366
Undistributed net investment income	3,081,419	4,559,646
Accumulated net realized gain (loss) on investments	1,133,223	(1,376,788)
Net unrealized appreciation on investments	785,906	984,872
Net unrealized (appreciation) depreciation on Credit Facility	(511,404)	518,002
Total net assets	$456,226,690	$375,906,828
Total liabilities and net assets	$781,102,190	$631,420,095
Net asset value per share	$14.05	$14.06

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Investment income:
From non-controlled, non-affiliated investments:
Interest	$12,917,094	$9,626,583	$24,868,929	$18,239,445
Other income	303,804	1,676,582	983,237	1,779,267
From controlled, affiliated investments:
Interest	—	43,140	—	84,073
Total investment income	13,220,898	11,346,305	25,852,166	20,102,785
Expenses:
Base management fee	1,731,417	1,181,116	3,327,144	2,258,856
Performance-based incentive fee	453,666	841,880	1,923,035	838,944
Interest and expenses on the Credit Facility	1,998,347	1,122,893	3,799,072	2,062,575
Administrative services expenses	561,250	200,001	1,122,500	400,001
Other general and administrative expenses	357,500	735,698	715,000	1,284,012
Expenses before provision for taxes and amendment costs	5,102,180	4,081,588	10,886,751	6,844,388
Provision for taxes	90,000	—	115,000	—
Credit Facility amendment costs	—	—	—	907,722
Total expenses	5,192,180	4,081,588	11,001,751	7,752,110
Net investment income	8,028,718	7,264,717	14,850,415	12,350,675
Realized and unrealized (loss) gain on investments and Credit Facility:
Net realized gain (loss) on investments	1,960,610	1,068,288	2,510,011	(2,163,720)
Net change in unrealized depreciation on:
Non-controlled, non-affiliated investments	(2,744,991)	(5,510,037)	(198,966)	(6,218,983)
Credit Facility depreciation (appreciation)	38,808	(386,792)	(1,029,406)	215,083
Net change in unrealized depreciation on investments and Credit Facility	(2,706,183)	(5,896,829)	(1,228,372)	(6,003,900)
Net realized and unrealized (loss) gain from investments and Credit Facility	(745,573)	(4,828,541)	1,281,639	(8,167,620)
Net increase in net assets resulting from operations	$7,283,145	$2,436,176	$16,132,054	$4,183,055
Net increase in net assets resulting from operations per common share	$0.25	$0.09	$0.57	$0.16
Net investment income per common share	$0.27	$0.27	$0.53	$0.46

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate loans, which may consist of senior secured debt, mezzanine debt, and, to a lesser extent, equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com